Investor Information May - June 2022 Exhibit 99.1

2 Table of contents Topic Page # Profile and Strategy 3-11 Income Statement 12-25 Business Segment Highlights 26-29 Balance Sheet 30-35 Capital, Debt & Liquidity 36-39 Technology & Continuous Improvement 40-44 Credit 45-49 Near-Term Expectations 50 Environmental, Social & Governance 51-52 LIBOR Transition 53 Bolt-on Acquisitions 54-57 Appendix & Forward Looking Statements 58-69

3 Line of business coverage Alabama – 190 Georgia – 115 Iowa – 5 Mississippi – 101 South Carolina – 20 Arkansas – 59 Illinois – 41 Kentucky – 11 Missouri – 51 Tennessee – 200 Florida – 277 Indiana – 42 Louisiana – 83 North Carolina – 7 Texas – 91 Ranked 18th in the U.S. in total deposits(1) Branch locations by state(2) Our banking franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2021; pro-forma for announced M&A transactions as of 04/27/2022. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 3/31/2022. First Sterling Ascentium Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

Top market share plays a valuable role in the competitive landscape

GENERATING
Consistent Sustainable
Long-term Performance

Markets with top 5 market share[(1)]



MSAs
Non-MSA counties

- Ranked 18th in the U.S. in total deposits[(1)]
- 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas
- Top 5 or better market share in ~70% of MSAs across 15-state footprint[(1)]
- ~70% of deposits in markets without a significant money center bank presence[(2)]
- High growth markets benefiting from population and business growth:
  - Florida
  - Georgia
  - Texas
  - Tennessee

(1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2021; pro-forma for announced M&A transactions as of 04/27/2022.
(2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2021 FDIC deposit data of 20% or more.

REGIONS | 4

5 Strong in-market migration has converted legacy core markets into growth markets Top Faster Growing MSAs Deposits Market Rank(1) Birmingham, Alabama $14.9 2 Nashville, Tennessee $10.8 3 Tampa, Florida $7.2 4 Miami, Florida $5.9 10 Atlanta, Georgia $5.5 7 Mobile, Alabama $3.2 1 Orlando, Florida $3.0 6 Knoxville, Tennessee $2.9 3 Huntsville, Alabama $2.4 1 Montgomery, Alabama $2.3 1 Dallas/Ft Worth, Texas $2.1 21 Indianapolis, Indiana $1.9 12 Houston, Texas $1.8 16 Chattanooga, Tennessee $1.7 3 Pensacola, Florida $1.6 1 National average: 3.2% '22-'27 Population Growth(1) 19 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average 1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2021. Pro-forma for announced M&A transactions as of 4/27/2022. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2020 - May 2021). (3) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. 20 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2022-2027 is 3.6% vs. peer median of 3.0%(3)

6 Strong recovery within footprint (1) Per VISA Business and Economic Insights - Regional U.S. Economic Outlook, October 2021 measuring projected timeframes to return to pre-pandemic employment levels. • Majority of RF footprint will likely return to pre-pandemic employment levels by 2Q22 with the South experiencing the strongest consumer spending recovery compared to other regions.(1) Q2 2022 Q3 2022 Q1 2023 Projected Employment Recovery Expectations by Region(1) Q2 2023

7 Regions Bank Awarded Silver Military Friendly Employer Award Eight Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2022 Regions Bank earned the Great Place to Work-Certified™ Company designation based on what current associates say about their experience working here. Regions Bank Ranked Highest in Customer Satisfaction in J.D. Power 2021 U.S. Online Banking Satisfaction Study Among Regional Banks for the second year in a row Regions Bank named a Best Place to Work for LGBTQ+ Equality by Human Rights Campaign Foundation Regions Bank named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability:IN Regions receives top honors For the second year, Regions earned Gallup's Don Clifton Strengths-Based Culture Award, which recognized organizations in 2022 with workplace cultures that put the strengths of all associates at the core of how they collaborate, make decisions and work every day.

8 First quarter 2022 overview (1) Non-GAAP, see appendix for reconciliation. Pre-Tax Pre-Provision Income(1) Diluted Earnings Per Share Total Revenue Non-Interest Expense Net Income Available to Common Shareholders $0.55 $524M • ROATCE(1) ratio improved ~590 bps QoQ to 21.0%. • Annualized net charge-off ratio totaled 0.21% of average loans. • Efficiency ratio was 57.9% on both a reported and adjusted basis(1). $666M $1.6B $933M

9 2.35% 2.03% 1.97% 1.95% 1.91% 1.90% 1.86% 1.72% 1.70% 1.60% 1.59% 1.54% 1.47% 1.33% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Industry leading PPI(1) profile (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of 1Q22 and 4Q21 disclosed amounts. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. 1Q Adjusted PPI(1) to RWA(2) • NII has been supported by a significant hedging program, contributing to earnings stability during a prolonged period of low interest rates. • Proven track record of prudent expense management; 1Q adjusted efficiency ratio improved 190 bps to 57.9%(1).

10 Regions' Consistent Outperformance Adjusted PPI(1) Less Net Charge-offs to RWA(2) Regions' earnings, including credit costs, have been top quartile for 7 straight quarters 1.70 2.16 2.33 2.29 2.33 2.44 2.23 2.19 1.74 1.73 1.74 1.86 1.97 1.91 1.78 1.63 RF Peer Median 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of 1Q22 and 4Q21 disclosed amounts (same process for prior quarters). Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

11 ROATCE: Top of Peer Group 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 21.0% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 14.0% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 1Q22 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent.

12 Consistent NIM performance aided by peer-leading loan yield (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Non-GAAP; see appendix for reconciliation. Net Interest Margin vs. Peers(1) 3.48% 3.45% 3.21% 2.85% 2.85% 3.40% 3.34% 3.43% 3.38% 3.31% 2.89% 2.72% 2.60% RF RF NIM excl. PPP/Cash Peer Median 2018 2019 2020 2021 1Q 22 Loan Yield vs. Peers(1) 4.54% 4.70% 4.15% 4.11% 4.07% 4.59% 4.79% 3.88% 3.61% 3.41% RF Peer Median 2018 2019 2020 2021 1Q 22 (2) • Regions consistently produces above peer median net interest margin, and at 3/31 the percentage of cash to total assets for Regions was almost 2x the peer median providing further upside. • Forward starting hedging strategy put in place beginning in 2018 contributed to Regions' net interest margin being near the top of our peer group since 2020. • Supported by hedging strategy, loan yield has improved from slightly below peer median to #1 in the peer group in 2021 and 1Q22

13 $978 $1,029 $1,026 3.02% 2.83% 2.85% 3.40% 3.34% 3.43% 1Q21 4Q21 1Q22 NII NII & margin performance NII and NIM(1) ($ in millions) (1) Net interest income (NII) and net interest margin (NIM) are reflected on a fully taxable-equivalent basis. (2) Non-GAAP; see appendix for reconciliation. NIM • In 1Q, deposit and cash balances remained elevated. • PPP and cash account for -58 bps NIM and $15M NII within the quarter (-7 bps / -$27M QoQ) ◦ PPP loans account for +2 bps NIM and $12M NII within the quarter (-7 bps / -$27M QoQ) ◦ Excess cash accounts for -60 bps NIM and $3M NII (0 bps / $0M QoQ) • 18% average cash-to-earning asset ratio positioned well for rising rate environment. NIM excl. PPP/Cash(2)

NII & margin - core drivers

GENERATING Consistent Sustainable Long-term Performance

NII Attribution



$1,019
Positioned well for continued growth from market rates and balance sheet expansion
$1,015

4Q21	PPP	2 Fewer Days	Other[1]	Loan Bals/Mix	Market Rates[2]	1Q22
NII	-$27M	-$12M	+$12M	+$8M	+$15M	
NIM	-7bps	+3bps	+3bps	-1bps	+4bps	

Drivers of NII and NIM

- Avg. loans excl. PPP grew +$1.8B in 1Q
- Higher short-term rates now benefiting NII
  - Contractual loan and cash repricing
  - Hedging benefit of $110M NII in 1Q[3]
  - Stable deposit pricing; 1Q deposit cost = 4bps / interest-bearing deposit cost = 7bps
- Higher long-term rates increase fixed rate asset yields and reduce securities premium amortization[2]
- Positive non-recurring items during 1Q include seasonal HR asset dividends and credit interest recoveries

Expectations for 2Q22 and Beyond

- NII expected to grow approximately 6-8% in 2Q[5]
  - *Asset growth*: Near-term environment conducive for continued loan growth; $1.5B securities additions late in 1Q begin to benefit mostly in 2Q and beyond (~2.80% yield); Early 2Q22, added $700 million of spot starting securities (~3.25% yield)
  - *Market rates*: Meaningful short and long-term rate leverage as conveyed on following page
  - 1 additional day adds ~0.5% NII
- Excluding PPP/cash, adjusted NIM[4] expected to increase to approximately 3.50%
- Longer-term NII growth from organic and strategic asset growth (no addt'l securities included in guidance; potential incremental benefit), and higher rates; 2022 NII growth expected to be +11-14%[5], excl. PPP +14-17%[5]; expect 4Q22 NII to be ~16-18%[5] higher than 1Q22

(1) Other, non-recurring items include seasonal HR asset dividends, credit interest recoveries, securities call premiums, and 4Q loan yield adjustments that did not repeat. (2) Market rate impacts include contractual loan, cash, hedge and borrowings repricing; fixed asset turnover at higher market rates; and lower securities premium amort. from $49M to $41M. (3) QoQ -$2M decrease in hedge NII from higher rates offset by 4Q21 repositioning transactions; ~$1.1B total return, $797M NII accrual since beginning of 2020, $301M unrealized pre-tax gain, to be amortized into NII over the remaining life of hedges. (4) Adj. NIM excludes PPP and excess cash over $750M; non-GAAP, see appendix for reconciliations. (5) FY 2022 guidance assumes 4/30/2022 forward rates.

REGIONS 14

Asset sensitive balance sheet

GENERATING Consistent Sustainable Long-term Performance

Well positioned for rising short-term and/or long-term interest rates

Adjusted[1] NIM Range by Rate Level and Assumptions

As rates increase to more normal levels, Regions' NIM will naturally expand over the coming years



Lower Beta/Steeper Curve
Higher Beta/Flatter Curve
3.40%
3.38%
3.35%
3.65%
3.58%
3.50%
3.80%
3.70%
3.60%
3.85%
3.75%
3.65%
0.25%
1.00%
2.00%
2.50%
Upper End of Fed Funds Range

Short-term Rate Sensitivity Drivers

25bps rate hike adds +$60-80M of NII over 12 months[2]

- ~50% floating rate loans excl. hedges
- Hedge maturities beginning in 3Q22
  - Recent decisions to shorten our hedge protection allows our sensitivity levels to increase throughout 2022 and beyond
- Large, stable deposit funding base and historically low betas
  - Stable deposit portfolio has grown by ~$14B over the pandemic
  - 2/3 of pandemic growth likely more rate sensitive (~70% beta)
- Large cash balance well positioned as rates rise

Assumptions:

- Base case deposit betas on stable balances consistent with the prior rate cycle; Surge deposit beta repricing/runoff of ~70%
- Base case assumes modest steepness in the yield curve with long-term rates remaining 25bps over Fed Funds over time
- Upper-end: Lower deposit beta and steeper yield curve
- Lower-end: Higher deposit beta and flat to inverted yield curve
- Opportunity for outperformance from surge deposit repricing / retention

Long-term Rate Sensitivity Drivers

- ~$17B annual fixed rate loan production and securities reinvestment; mostly exposed to middle tenor[3] rates
- Reduced premium amortization from lower prepay speeds

REGIONS 15

(1) Adj. NIM excludes PPP and excess cash over $750M. Adjusted NIM is non-GAAP; see appendix for historical reconciliations. (2) Short-term rate NII guidance is for the first 100bps of rate hikes; migrates modestly lower at higher rates given higher deposit betas. (3) ~70% fixed rate production has life of 5 years or less.

Balance sheet profile

(as of March 31, 2022)

GENERATING **Consistent Sustainable Long-term Performance**

- Balance sheet position naturally benefits from higher interest rates (i.e. *asset sensitive*), supported by:
  - large floating rate loan and cash mix
  - large, stable deposit base and low reliance on wholesale borrowings
- Stability of deposit funding evidenced over time
  - High concentration of non-interest bearing (42% vs. peer median 35%)
  - Regions' rising rate deposit betas have outperformed the industry (e.g. RF 29%, Peer Median 35% 3Q15-2Q19)
- Have retained elevated cash balances to maximize flexibility and rate benefit
  - Support profitable loan/securities growth
  - Allow for potential surge runoff
  - No wholesale bank funding needs expected in coming years

Portfolio Compositions



Assets(1)
Other 10%
Cash 16%
$164B
Loans 55%
Securities 18%
Loans(2)(3)(4)
Fixed Hedges 23%
$88B
Fixed (ex Hedges) 50%
Floating 27%
Deposits
Time 4%
NIB 42%
$141B
IB 54%
Liabilities
Borrowings 2%
Other 2%
$147B
Deposits 96%
Wholesale Borrowings(2)
Fixed 40%
$2B
Floating 60%

Industry Comparison(5)



Cash/Assets
16%
8%
Regions
Peer Median
Securities/Assets
18%
23%
Regions
Peer Median
Deposits/Assets
86%
83%
Regions
Peer Median
Borrowings/Assets
1%
4%
Regions
Peer Median

(1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Including spot starting balance sheet hedges as of 3/31/22; forward starting derivatives excluded. (3) ARM mortgage loans are included as floating rate loans. (4) Composition of floating rate loans: 65% LIBOR, 15% Prime, 12% SOFR, 4% BSBY, 4% Other. (5) Ending balances as of 3/31; Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

REGIONS

16

Future NII drivers

GENERATING Consistent Sustainable Long-term Performance

NII is positioned to benefit from higher rates, as well as natural loan growth and strategic opportunities. Hedge proceeds and the capital generated has been invested into strategically important businesses, such as Ascentium and EnerBank.

NII Drivers - Current Support

Hedge Income

Hedges protected NII while rates were low; unwound hedges additive to NII in coming years

PPP

PPP supported earnings through the pandemic but will mostly subside after 2021

NII Drivers - Future Growth

EnerBank

The EnerBank acquisition closed in 4Q 2021, with additional growth opportunities expected

Organic Growth

Regions is well positioned to grow loans as the economic recovery continues

Forward Rates

Regions' asset sensitive position will benefit meaningfully with the potential for higher rates

NII Drivers - Additional Opportunity

While not included in the outlook, opportunities exist if surge deposits are retained with lower betas (assume 70% through-the-cycle deposit beta), or if additional excess cash is able to be deployed into loans/securities

Relative Impact of Future NII Drivers[1]



Expected NII growth of 11 - 14% CAGR
2021
2022
2023

(1) Based on market forward rate projections as of 04/30/2022: *2021:* Avg 1m LIBOR 10bps, Avg 10yr UST 1.46%; *2022:* Avg 1m LIBOR 1.53%, Avg 10yr UST 2.63%; *2023:* Avg 1m LIBOR 3.32%, Avg 10yr UST 3.04%.

REGIONS 17

Hedging strategy update

GENERATING Consistent Sustainable Long-term Performance

Net Receive Hedge Notional[1]
(Annual Avg)



Legacy Swap Notional
2022 Swap Additions

	2022	2023	2024	2025	2026	2027	2028
Legacy Swap Notional	$18.1B	$9.3B	$6.5B	$1.4B	$0B	$0B	$0B
2022 Swap Additions	$0B	$2.0B	$7.7B	$7.7B	$5.6B	$4.0B	$1.7B
Total Hedge Notional[2]	**$18.1B**	**$11.4B**	**$14.2B**	**$9.1B**	**$5.6B**	**$4.0B**	**$1.7B**

Cash-flow Hedge Contribution to NII - 1Q22[3]



10.9%
6.5%
6.3%
4.8%
4.2%
3.6%
3.4%
3.1%
2.8%
2.2%
0.5%
–%
(0.2)%
RF
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12

- Our legacy hedging program has performed as designed, limiting NII and NIM downside under the low rate environment
- The hedge repositioning in 2021 purposely created more rate exposure in the period where the balance of risk had shifted to rising rates
- Today, forward rate expectations are supportive of our longer-term goals; therefore, we will attempt to manage to a more normal interest rate risk profile as the interest rate environment normalizes

Swap Additions

- Late in 1Q22, added $4.2 billion of forward starting (late '23/early '24), receive fixed swaps[4] (~2.26%)
- Early in 2Q22, added $3.5 billion of forward starting (mid '23) receive fixed swaps[5] (~2.97%)

Securities Additions

- Late in 1Q22, added $1.5 billion of spot starting securities (~2.80%)
- Early 2Q22, added $700 million of spot starting securities (~3.25%)

(1) Net receive hedge notional reflects receive-fixed asset hedges minus pay-fixed hedges. (2) Includes all active swaps entered into prior to 05/12/2022. (3) Source: SEC reporting; peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, USB, ZION. (4) $4.2B 1Q22 total hedge additions mostly receive-fixed versus SOFR; 1m LIBOR equivalent receive rate 2.33%. (5) $3.5B 2Q22 total hedge additions receive-fixed versus SOFR; 1m LIBOR equivalent receive rate 3.08%.

REGIONS 18

Securities portfolio used to add down-side rate protection

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration of approximately 5 years provides offset to long-duration deposit book
  - ~29% of securities portfolio in bullet-like collateral (CMBS, corporate bonds, and USTs)
  - Purchase MBS with loan characteristics that offer prepayment protection: lower loan balances, seasoning, and state-specific geographic concentrations
- Continue to reinvest monthly paydowns; added to the securities portfolio as rates increased and spreads widened to bolster NII and add downside protection in the form of bullet-like duration
- MBS-related book premium $558M as of 3/31/2022; higher market interest rates and prepayment protection should reduce amortization volatility
- Securities portfolio reinvestment contributes to Regions' NII exposure to interest rates; current reinvestment yields +1.50% over runoff

Securities portfolio composition(1)



Corporate Bonds 4.4%
Agency/UST 5.7%
Non-Agency CMBS 1.5%
Agency CMBS 20.9%
$30.3B
Agency MBS 67.5%

Added ~$700 million of bullet securities after quarter-end with a weighted average yield of ~3.25%

(1) Includes AFS, the unrealized AFS loss, and HTM securities as of 3/31/2022.

REGIONS 19

Non-interest income

GENERATING Consistent Sustainable Long-term Performance

($ in millions)	1Q22	Change vs 4Q21	Change vs 1Q21
Service charges on deposit accounts	$168	1.2%	7.0%
Card and ATM fees	124	(2.4)%	7.8%
Capital markets income (excluding CVA/DVA)	67	(19.3)%	(24.7)%
Capital Markets - CVA/DVA	6	NM	(45.5)%
Wealth management income	101	1.0%	11.0%
Mortgage income	48	(2.0)%	(46.7)%
Commercial credit fee income	22	(4.3)%	—%
Bank-owned life insurance	14	—%	(17.6)%
Securities gains (losses), net	—	—%	(100.0)%
Market value adjustments (on employee benefit assets - other)	(14)	NM	(300.0)%
Gains on equity investment[1]	—	—%	(100.0)%
Other	48	(9.4)%	26.3%
Total non-interest income	$584	(5.0)%	(8.9)%
Adjusted non-interest income[2]	$583	$615	$637

QoQ highlights & outlook

- Non interest income decreased ~5% on both a reported and adjusted basis[1].
- Expect 2022 capital markets to generate quarterly revenue in $90-$110M range, excl. impact of CVA/DVA; expect to be near lower end in 2Q with increasing activity 2H22.
- Wealth Mgt. income remained stable despite this quarter's market volatility.
- Mortgage is expected to be lower in 2022, but remains a key component to fee revenue.
- Announced NSF/OD policy changes are expected to result in FY22 service charges of ~$600M and FY23 service charges of ~$575M.
- Other non-interest income declined primarily due to favorable private equity investment valuations in the PQ that did not repeat.
- Market value adj. on employee benefit assets decreased in 1Q but are offset in salaries and benefits.

Total revenue highlights & outlook

- Total revenue decreased ~2% compared to 4Q21 on both a reported and adjusted basis[1].
- Expect 2022 adjusted total revenue to be up 5.5-6.5% compared to 2021.

NM - Not Meaningful
(1) Represents the gain on sale of a certain equity investment that executed an IPO. Private equity investment valuation adjustments continue to be recognized within Other non-interest income. (2) Non-GAAP; see appendix for reconciliation.

REGIONS 20

21 Consumer 52% Wealth Management 17% Corporate 31% 1Q22 fee revenue by segment(1) Diversified non-interest income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages. Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth. • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning. Corporate • Corporate fee income categories include capital markets and treasury management activities. • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products. • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to clients. $584M (1) Pie %'s exclude the non-interest income from the Other Segment totaling $(7) million.

22 Capital Markets Growing products and services that our clients value Our associates delivered results • Began to rebuild Capital Markets capabilities in 2014 after its 2012 sale of Morgan Keegan • 2021 vs. 2020 was driven by revenue derived from loan syndications, securities underwriting and placement, M&A advisory services, and fees generated from the placement of permanent financing for real estate • Organic growth and the integration of Sabal Capital Partners and Clearsight Advisors will drive growth in capital markets in 2022 • Expect 2022 capital markets to generate quarterly revenue in $90-$110M range, excl. impact of CVA/DVA • Real estate capital markets contributed $17MM in 2014 growing to $86MM in 2021 and grow even further with the addition of Sabal Capital Partners Capital markets is an umbrella of several different solutions that generally fall into the categories of capital raising, risk management, and advisory services. Capital Markets Product Solutions Real Estate • Multifamily loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution ◦ CMBS • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Structured Products • Asset backed loan warehousing & fixed income underwriting • Private equity subscription lines Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Fee Income(1)(2) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". Capital markets income primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivatives, merger and acquisition and other advisory services. (2) Decline in 2019 revenue was due to market conditions impacting M&A, Derivatives and CVA/DVA. $73 $104 $152 $161 $202 $178 $275 $331 2014 2015 2016 2017 2018 2019 2020 2021

Deposit account policy changes

Providing customers capabilities to be more financially sound

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[1]



($ in millions)
$2,109
$2,498
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

- NSF/OD fees have declined ~$175M since 2011 while total adjusted NIR increased ~$400M over that same time period by growing & diversifying revenue through expanded fee-based services including:
  - Mortgage
  - Capital markets
  - Wealth management
  - Card & ATM
- Regulation E and debit interchange legislation had a combined $300M negative impact on Regions' fee income
- Track record of consistent non-interest income growth

Updated NSF/OD Policies

Regions is committed to making banking easier for our customers.

Details of Regions' Announcement[2]:

- ✓ *1Q22*-Eliminate overdraft protection transfer fees
- *By end of 2Q22*-Reduce daily cap for overdraft occurrences to 3
- *By end of 2Q22*-Eliminate all NSF fees
- *By end of 3Q22*-Early access to direct deposit
- *By end of 3Q22*-Small dollar LOC available for qualifying customers

Regions has made significant changes and upgrades while continuing to provide clients with resources needed to succeed in managing their finances.

Enhancements

- Expansion of alert capabilities
- Enhanced available balance views in digital channels
- Intraday visibility of checks cleared

Product Features

- Bank On certified Now Checking account
- Simplified transaction posting order
- Reduced fees
- Customer education tools

(1) Non-GAAP; see appendix for reconciliation. (2) For specific account details and eligibility requirements see "Regions Bank Announces New Steps to Reduce Overdraft Charges, Eliminate Non-Sufficient Funds Fees" press release dated January 19, 2022.

REGIONS 23

24 Purchase volume expected to remain stable in 2022 driven by the housing market(1), while refinances have slowed due to rising rates Closed mortgages expected near $700M in 1Q 2022 across the US(1) Enhancing MLO execution to drive customer experience and improve cycle time Continuing to focus on growing Servicing through acquiring new MSRs 754 Avg. FICO 53% current LTV Exceeds market in percentage of purchase production volume at 66% in 1Q vs 55% for the industry(1) Mortgage remains a key component of fee revenue Investing For Growth Prime Portfolio Delivery Efficiency Mortgage Servicing Market Strength 23% lower origination and fulfillment cost than industry average(2) Omnichannel capabilities and partnership with retail bank create competitive advantage Servicing expense lower than peer average(2) $60B servicing portfolio(3) with capacity to grow to $85B (1) Mortgage Bankers Association – Apr 2022 Forecast. (2) MBA Stratmor (Spring 2022). (3) Includes residential owned portfolio and serviced for others.

25 • Non-interest expense decreased ~5%. • Adjusted non-interest expense(1) decreased ~4%. ◦ Salaries and benefits decreased 5% due to lower incentive compensation despite higher payroll taxes and 401(k) expense. ◦ Professional and legal fees decreased due to one-time costs associated with bolt-on M&A activity in 4Q21. • Expect 2022 adjusted non-interest expenses to be up 3.5-4.5% compared to 2021. • Expect to generate positive adjusted operating leverage in 2022. $918 $967 $932 56.8% 58.8% 57.9% Adjusted non-interest expense Adjusted efficiency ratio 1Q21 4Q21 1Q22 $3,387 $3,419 $3,434 $3,443 $3,541 $3,698 2016 2017 2018 2019 2020 2021 (1) Non-GAAP; see appendix for reconciliation. (2) Includes the incremental increase of core operating expenses associated with the EnerBank, Sabal Capital Partners, and ClearSight Advisors acquisitions closed during 4Q21. (3) 2020 adjusted NIE includes expenses associated with the Ascentium acquisition that closed 4/1/2020. (4) 2021 adjusted NIE includes expenses associated with 3 additional months for Ascentium, as well as the 4Q21 EnerBank, Sabal Capital Partners, and Clearsight Advisors acquisitions. Non-interest expense QoQ highlights & outlookAdjusted non-interest expense(1) ($ in millions) 1.8% CAGR (3) (4) (2) (1) (2)

26 50% 44% 6% 62% 36% 2% 31% 60% 7% 2% $666M $88B $139B 1Q22 Pre-tax pre- provision income(1) 1Q22 Average deposits 1Q22 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling $(6) million. Business segments Consumer Corporate Wealth Management Other

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

Top-decile customer satisfaction & loyalty

Delivered ~1MM Greenprint personalized financial plans in 2021

- 2nd most financial health scores globally

Consumer Deposit Growth of +50% (2014-2021)[(1)]

Strong Expense Management and credit performance

Creating Efficiencies Through an Optimized Branch Network

>500 branch consolidations; **~80** De Novos openings[(2)]

- Re-shaped branch network by consolidating ~30% of branches since 2014 while increasing bankable prospects
- De Novo branches drive substantial net checking performance in growth markets

Upskilling Talent in branches to become more knowledgeable bankers

- 74% are highly skilled bankers (up from 43% in 2016)

~3,000 FTE (~30%) reduction through efficiencies, improved sales production while creating customer value through advice, guidance, and education

Strategic Investments Across The Business

Premier Lender to Homeowners

EnerBankUSA®

Successful integration of EnerBank

Increased Mortgage Loan Originator (MLO) headcount by ~160[(3)]

Home Equity Modernization

ROSIE:
Regions
Optimal
Solutions
Intelligence
Engine

Omnichannel Experience



REGIONS 27

(1) Consumer Bank - LOB Average Deposits. (2) From 1/1/2014 to 3/31/2022. (3) Since 2017.

Corporate Banking Group

Strong alignment across the businesses, risk partners, and product groups

GENERATING Consistent Sustainable Long-term Performance

Strategic Investments Expanded Expertise

Completed strategic acquisitions

SABAL

Clearsight Advisors Investment Banking

Expanded Small Business Capabilities in SBA, Franchise, & established Outbound Business Development team

Advanced capabilities to streamline homebuilder finance origination

Fully Integrated Ascentium Capital

ascentium CAPITAL

Delivered Outstanding Performance

Record Year for Revenue & Profit in 2021

Strong Capital Markets with FY21 revenue of $331M, up 20% vs. FY20 driven by Syndications, Debt/Equity, M&A and Real Estate Capital Markets

Grew Deposit Balances +$6.5B to $42.1B in 2021, an 18.3% increase over 2020

Solid Credit Quality with FY21 Net Charge-offs of 11bps

Received Industry Recognition for excellence

- SBA: 2021 Export Working Capital Lender of the Year
- GALLUP: Top Decile for TM Service Quality
- GREENWICH ASSOCIATES: 2021 Excellence Award: Middle Market Segment "Bank You Can Trust"

Invested in Talent & Enablement

Attracted **top talent**

Remained focused on **top performing banker retention** & consistently experienced **high associate engagement scores**

Delivered advanced data and analytics to deepen our Relationship Managers' understanding of client needs

RCLIQ

12 Strategic Initiatives **focused on expanding client solutions**

REGIONS 28

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Maintained strong momentum in growth markets and protected business through continued engagement and solid partnerships with Consumer Banking and Corporate Banking

Client communications including weekly market update client calls with Asset Management; over 14,000 Regions Wealth Podcast downloads; Regions Asset Management provided commentary on ESG, crypto, and nonprofit RFPs

Continued enhancement of existing business intelligence dashboards to aid in client management and identification of trends

Delivered Strong Results[(1)]

Strong NIR Growth
NIR growth of $10.2MM or 11% YoY driven by increased IM&T sales, NRRE non-recurring revenue, and favorable market conditions

Outperformed 5 out of 7 portfolios benchmarks for 3-Year and 5-Year

Grew Average Deposits
+$1.1B or 12% YoY

Grew Total Client Assets
+$6.2B or 4% YoY

Strategic Technology Investments & Data Analytics

Launch of hybrid robo-advice solution, InvestPath, planned for June 2022

Continued lead management in Regions Investments with use of Bridge, the Salesforce CRM solution

Investing in enhancements to RWP to improve retention and deliver future recurring non-interest revenue

Focused on automation efforts to increase operational efficiency, reduce risk, and enhance client experience

Reduced client attrition and provided insights for Private Wealth client credit needs through Wealth Client IQ

Enhanced Guided Discovery for investment and retirement objectives for referral to Financial Advisors for needs-based conversations

REGIONS 29

(1) Represents 1Q22 Numbers.

Loan growth continues

GENERATING
Consistent Sustainable
Long-term Performance

Loans and leases

(Average, $ in billions)



$84.8
29.1
55.7
1Q21
$86.5
31.4
55.1
4Q21
$87.8
31.2
56.6
1Q22

(Ending, $ in billions)



$84.8
28.7
56.1
1Q21
$87.8
31.5
56.3
4Q21
$89.3
31.1
58.2
1Q22
Consumer loans
Business loans

QoQ highlights & outlook

- 1Q loans grew 1% on an average basis and 2% on an ending basis.
- Business loans increased 3% driven by broad-based growth in corporate, middle market, and real estate lending. Line of credit commitments increased $1.6B and utilization increased to 43.9%.
  - Growth driven by asset-based lending, healthcare, government, transportation, energy, technology & defense, homebuilder and real estate investment trusts.
  - PPP loans continue to decrease, ending the quarter at $437M. Expect PPP to reduce avg loans by ~$2.4B in FY22.
- Consumer loans declined 1% as increases in mortgage and other consumer were offset by declines in other categories.
  - Growth in mortgage muted by sale of ~$285M of previously repurchased GNMA loans that were re-securitized in 1Q.
  - Other Consumer includes ~2% growth in EnerBank loans.
  - Expect consumer exit portfolios to reduce average loans by ~$700M in FY22.
- Expect full-year 2022 reported average loan balances to grow ~6% compared to 2021.

REGIONS 30

31 $44.0 $5.2 $0.3 $5.5 $1.6 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 1Q22 Average loan composition $17.5 $6.2 $5.4 $1.0 $1.1 Mortgage Home Equity Other Consumer Other Consumer - Exit Portfolios Consumer Credit Card Average consumer loans $31.2B Average business loans $56.6B ($ in billions)($ in billions)

Commercial & IRE loans

GENERATING Consistent Sustainable Long-term Performance

As of 3/31/22 ($ in millions)	Total Commitments	Outstanding Balances	% Utilization
Administrative, Support, Waste & Repair	$2,617	$1,498	57%
Agriculture	615	341	55%
Educational Services	4,231	3,218	76%
Energy - Oil, Gas & Coal	4,163	1,422	34%
Financial Services	11,967	5,579	47%
Government & Public Sector	3,317	2,873	87%
Healthcare	6,108	3,788	62%
Information	3,561	2,265	64%
Professional, Scientific & Technical Services	3,624	2,287	63%
Real Estate	15,056	7,658	51%
Religious, Leisure, Personal & Non-Profit Services	2,334	1,673	72%
Restaurant, Accommodation & Lodging	1,957	1,527	78%
Retail Trade	4,676	2,412	52%
Transportation & Warehousing	4,610	3,044	66%
Utilities	5,144	2,215	43%
Wholesale	7,164	4,095	57%
Manufacturing	9,118	4,979	55%
Other(1)	1,058	223	N/A
Total Commercial	$91,320	$51,097	56%
Land	$117	$102	87%
Single-Family/Condo	1,233	611	50%
Hotel	280	265	95%
Industrial	962	543	56%
Office	1,919	1,825	95%
Retail	598	569	95%
Multi-Family	3,962	2,309	58%
Other(1)	1,347	940	N/A
Total Investor Real Estate	$10,418	$7,164	69%

- The outstanding balance for Real Estate within the Commercial section reflects $1,897M of Real Estate Services & Construction loans as well as $4,920M of combined CRE-Unsecured which includes REITs:
  - Hotel REITs total $372M in balances with $531M in commitments
  - Retail REITs total $703M in balances with $1,835M in commitments
- Commitments to make commitments are not included
- Utilization % presented incorporates all loan structures in the portfolio; utilization on revolving line structures was 43.9% at 3/31/2022

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level.

REGIONS 32

33 $122.9 $136.7 $138.7 72.9 80.9 83.1 40.3 42.7 42.6 9.3 10.1 10.4 0.4 3.0 2.6 1Q21 4Q21 1Q22 Deposit growth continues (1) Other deposits represent non-customer balances primarily consisting of EnerBank brokered deposits. (2) See next slide for assumptions underlying 70% beta. Average deposits by segment ($ in billions) Wealth Mgt Other(1) Consumer Bank Corporate Bank QoQ highlights & outlook • While pace of deposit growth has slowed, balances continued to increase seasonally this quarter to new record levels. • Consumer and Wealth Management deposits increased compared to 4Q while corporate deposits remained relatively stable. • 2/3 of pandemic-related deposit growth is assumed to have a ~70% deposit beta which includes approx. $5-$10B of total deposit balance reduction in 2022 attributable to tightening monetary policy.(2)

Deposit surge and beta

GENERATING Consistent Sustainable Long-term Performance

Pandemic-Related Deposit Growth Adds to Low-Cost, Stable Funding Base[1]



$150
$100
$50
$–
$97
Business/ Other Deposits
Retail Deposits
$15
$13
$14
$139
Business/ Other Deposits
Retail Deposits
12/31/2019 Deposits
Mostly Stable, Low-Beta Growth
Mid-Stable, Mid-Beta Growth
Least-Stable, Higher-Beta Growth
3/31/2022 Deposits

Low-beta deposits have grown considerably. Other pandemic era increases (approx. 2/3) are assumed to have a ~70% beta. Cash liquidity levels at ~$26B provide runway to support balance sheet growth while reducing reliance on 'hot money' deposits and wholesale debt.

Mostly Stable, Low-Beta

- Comprised of new consumer customers, consumer customers who did not receive stimulus and growth in historically stable products such as savings.
- ~$15B; 36% of growth
- Considerable growth in consumer balances that had low betas in 2016-2019 cycle. Expect similar behavior to pre-pandemic portfolio, with a beta ~10% for the first 100 bps Fed increase and 30% through the cycle.

Surge: Mid-Stable, Mid-Beta

- Comprised mostly of small business accounts, stimulus-receiving customers[2], & wealth clients.
- Balances have continued to grow, though rate of growth has recently moderated.
- ~$13B; 31% of growth
- Expected beta of 40-60%

Surge: Least-Stable, Higher-Beta

- Comprised largely of Corporate/Commercial clients. The expectation is that some of these clients will seek alternative investments as rates rise, and/or will seek higher deposit rates.
- ~$14B; 33% of growth
- Expected beta of 80-100%

REGIONS 34

(1) $ In Billions. Figures exclude EnerBank acquired deposits and are ending deposit balances. (2) Received via Direct Deposit

Deposit advantage

GENERATING **Consistent Sustainable Long-term Performance**

Business Deposit Mix[1] 1Q 2022 Average

($ in billions)



Corporate $43
Consumer $83
Wealth Mgt $10
Other $3

Funding Mix[1] - Current vs. Prior Rising Rate Cycle

($ in billions)



$105
10%
27%
63%
$141
4%
30%
66%
4Q17
1Q22
Retail
Commercial
Borrowings/ Other(1)

% of Total Deposits Balance in Accounts Less than $250k[2]



63%
50%
44%
43%
42%
42%
38%
38%
37%
37%
37%
34%
29%
24%
Peer 1
RF
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13

Product Mix

- Balance sheet primarily deposit funded; 96% of liabilities; 6% higher than at the outset of the last up-rate cycle
- 42% of deposit balances in non-interest bearing accounts[3]
- Retail deposits consist of consumer and wealth accounts and represent 67% of total deposits

Deposit Granularity

- Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry
- The increase in consumer deposits has been largely with existing long-tenure customers, whose low rate sensitivity is likely to persist into the next rate cycle

Well Positioned for Rising Rates

- Historically, Regions' deposit pricing has outperformed peer banks in rising rate environment; in last rising interest rate cycle, Regions' total interest bearing deposit betas of 29% (retail 14%; commercial 67%); outperformed the peer median of 35%
- The funding mix has become more granular and less reliant on wholesale borrowings, positioning the balance sheet well for a potential rising rate environment

(1) "Other" category includes EnerBank deposits and are average deposit balances. (2) Source - Bank Call Report data as of 12/31/2021. (3) 1Q2022 Average NIB/IB split by Business: Consumer 36%/64%, Corporate 61%/39%, Wealth 14%/86%.

REGIONS 35

36 10.3% 9.6% 9.4% 1Q21 4Q21 1Q22 • Common Equity Tier 1 (CET1) ratio decreased 20 bps to 9.4% in 1Q. ◦ Continue to prioritize capital utilization for organic growth and non-bank acquisitions that propel future growth. • In 1Q, Regions repurchased $215M of common stock and declared $159M in common dividends. • Expect to maintain CET1 near the mid-point of 9.25-9.75% operating range. • Stress Capital Buffer requirement for 4Q21 through 3Q22 is 2.5%. QoQ Highlights & Outlook Capital and liquidity (1) Based on ending balances. 11.9% 11.0% 10.8% 1Q21 4Q21 1Q22 Tier 1 capital ratio Loan-to-deposit ratio(1) 65% 63% 63% 1Q21 4Q21 1Q22 Common equity Tier 1 ratio

37 9.6% 0.6% (0.1)% (0.2)% (0.2)% (0.3)% 9.4% CET1 waterfall (1) Non-GAAP; see appendix for reconciliation. (2) 'Other' includes impact of tax, provision expense, CECL deferral, preferred dividends, and net change in intangibles. (3) CECL deferral credit phased-out for 1Q22 was approximately $100M. This same amount will be phased out again in 1Q23, 1Q24, and 1Q25. (4) Current quarter ratios reflect rounding. 4Q21 CET1% Pre-tax pre- provision income(1) Common Dividend 1Q22 CET1%(4) Share Repurchases RWA Growth Tax & Other(2)(3) 9.6% 0.6% (0.1)% (0.2)% (0.2)% (0.3)% 9.4%

Investing for growth while maintaining focus on capital optimization

GENERATING Consistent Sustainable Long-term Performance

2014 — Acquisition of **Fannie Mae DUS License**

2015 — BlackArch Partners — Acquisition of **HUD (MAP) License**

2016 — First Sterling Financial
- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

2018 — Sold **Regions Insurance Group**; redeployed capital generated to shareholders

2019 — Highland
- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff

2020 — Ascentium Capital — Entered into second **MSR flow-deal** arrangement

2021 — EnerBank USA, Sabal, Clearsight Advisors Investment Banking — Acquisition of **Freddie Mac License**

2022 — Purchased **$3.9B of bulk MSR**

Regions 38

39 $100 $900 $650 $800 750 650 100 150 300 500 HoldCo Senior Notes HoldCo Subordinated Notes Bank Subordinated Notes 2022 2023 2024 2025 2028 2037 Regions unsecured debt and credit ratings profile • Unsecured wholesale debt footprint represents just 1.5% of 3/31/2022 assets with Holding Company and Bank unsecured debt making up 1.2% and 0.3% of 3/31/2022 assets, respectively. Moody's S&P Fitch Regions Financial Corporation Senior Unsecured Debt Baa1 BBB+ BBB+ Subordinated Debt Baa1 BBB BBB Regions Bank Senior Unsecured Debt Baa1 A- BBB+ Subordinated Debt Baa1 BBB+ BBB Outlook Stable Stable Positive Debt maturity profile(1) Select credit ratings ($ in millions) (1) As of 3/31/2022.

Empowered by innovation & data

GENERATING **Consistent Sustainable Long-term Performance**

Expanding Influence of Data & Personalization

REGIONS 360® Efforts

Omnichannel view of customers for a **"You Know Me & Value Me"** experience

Regions Client IQ (RCLIQ) and Wealth Client IQ delivering 'needs based' engagement resulting in significant corporate and wealth management revenue

ROSIE

Personalized offering of products and services to anticipate customer needs

rVoiCe

Accelerating digital transformation through customer feedback



Enhanced Fraud Analytics
Machine learning models to detect and prevent fraud and enable analytics for proactive customer protection

BSA/AML Enhanced Due Diligence
Delivering graph-based network visualization capabilities for Anti-Money Laundering customer entities

Continuous Improvement on Data Governance
Unification of data architecture, data assets, and data catalog

Data Protection
Cloud and network data protection, along with data labeling

Platform Modernization



Deposit & Lending Modernization

Modernization of the Bank's Core Systems **to enable product and service innovation**

New Fulfillment & Servicing Platforms for Real Estate Loans

Path to **omnichannel experience**

Centralization of Data/Modernization

Leveraging modern **Big Data Platforms** to accelerate our data driven decision-making processes

Completion of Expansion for Relationship Platform

Regions Bridge successfully rolled out and adoption of the system is the key focus for Mortgage business lines

Enhanced Data for Incentive Offers

Offer Tracker combines data from multiple sources to **enhance and automate** the fulfillment processes

Centralizing Corporate Banking Group Lending Origination Platform

Expanding nCino to three additional lines of business to finalize centralization of a single lending origination platform reducing re-keying and data duplication

Data Recovery
Enhancing cyber resilience protection

Modernizing Technology Practices
Shift to DevSecOps and increasing usage of Agile principles

Cloud Center of Excellence
Enabling new services, cloud native development, and disaster recovery as a service

REGIONS | 40

Differentiating through customer experience

GENERATING Consistent Sustainable Long-term Performance

Digital Acceleration


REGIONS
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4.8 iOS App Rating

Adoption

6% increase in digital users in Q1 2022 compared to Q1 2021

10% increase in Mobile users in Q1 2022 compared to Q1 2021

Digital Enhancements

Multi-factor authentication one-time passcode in Online Banking, Digital Account Opening Fraud Engine enhancements, New HELOC customer application portal, Mobile Deposit optimizations.

Customer Transactions

70% of Q1 2022 transactions initiated in Digital, **5% growth** year over year

Zelle

34% increase in Zelle transactions in Q1 2022 compared to Q1 2021

Innovating Operations

Expanded Regions Secure Messaging

Increased usage by 193% in Q1 2022 compared to Q1 2021

Automated Non-Agent Interactions

86% average interaction resolution rate


REGIONS
May I Help You?

Collections Self-Service Portal

Enabling an improved customer experience with a 114% increase in usage from Q1 2021

Authentication Improvements

Risk Based Device Authentication, Behavioral Biometrics, Two-Way SMS, Voice Biometrics, Enhanced Alerts, New Fraud Detection Platform, Launched OTP in March 2022, creating parity with phone for Zelle Servicing

Faster & More Transparent Transactions

Real Time Payments increased 21.2% in Q1 2022 vs. Q1 2021; dollars received increased 33.6% in the same time period to $313MM.

Greenwich Best Brand 2021

2021 Greenwich Best Brand Awards for U.S. Middle Market Banking Best Brand -Trust

eSignature Expansion

Over 4.1 million transactions have been initiated through eSignature since launch and utilized by 37 groups across the bank.

Expansion of Customer Interaction Points

Secure Messaging through web/mobile monthly volume has grown 193% Q1 2022 vs Q1 2021, now representing 10% of daily customer contacts (up from 3% March 2021).

REGIONS 41

42 System Maintenance New Technology Cybersecurity / Risk Management Continue to invest for the future • Regions remains competitive by reserving ~10-11% of revenue for Technology Spend. • Past investment on innovation and strategy provided a firm, resilient foundation for addressing changes in customer needs. • Investments over the last 4 years to modernize the customer experience and transform the technology operating model allow system modernization to be prioritized for new technology spend. • Along with continuous innovation, we are making investments into modernizing our infrastructure and data. As we start taking advantage of AI and the scale modern technologies have to offer, our technology spend will be linear or proportional to revenue growth. • Deposit & Lending Modernization will take a staggered approach to the transformation. Modernization efforts began in 2021 with runway through 2027 to complete the overall program.

Growth in digital


Digital Usage
Active Users (Millions)
+15%
2.7 3.0 3.2
1Q20 1Q21 1Q22
Digital Banking
+25%
1.9 2.1 2.3
1Q20 1Q21 1Q22
Mobile Banking
Mobile Banking Log-Ins (Millions) (5)
+20%
131 170 157
1Q20 1Q21 1Q22
Customer Transactions(2)(3)
Non-Digital
Digital
38% 62%
33% 67%
30% 70%
1Q20 1Q21 1Q22


Sales and Transactions
Digital Sales (Accounts in Thousands)(1)
+104%
40.0 5.0 35.0
82.4 10.3 72.1
81.6 15.8 65.8
1Q20 1Q21 1Q22
Deposits
Lending
Consumer Checking Sales by Channel(4)
3% 84% 13%
2% 76% 22%
2% 77% 21%
1Q20 1Q21 1Q22
Digital
Contact Center
Branch
Deposit Transactions by Channel
54.1% 31.0% 14.9%
47.4% 32.1% 20.5%
45.6% 32.9% 21.5%
1Q20 1Q21 1Q22
Branch
Mobile
ATM


Zelle Transactions (Millions)
+166%
1.03 2.03 2.73
1Q20 1Q21 1Q22


Mobile App Rating
12:34
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(1) Digital sales represent deposit accounts opened and loans booked. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds.(4) Includes cross-channel sale capabilities through digital banker dashboard applications launched across our footprint at the end of 2Q21. (5) Elevated levels of 1Q21 mobile log-ins from the customer inquiries around second and third round of stimulus payments.

REGIONS 43

44 Continuous improvement framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Steering and Integration Teams. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow. • Independently manages and reports Continuous Improvement program performance regularly at Integration and Steering Team meetings. • Includes senior leaders from business and support segments across the bank. • Sponsors, promotes and provides executive direction of the Continuous Improvement program. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture. • Includes strategic leaders from business and support segments across the bank. • Provides effective challenge, offers support when needed, looks for opportunities that can be leveraged in other areas and offers insights and ideates across groups. Continuous Improvement Key Pillars Steering Team Integration Team Business and Support Groups

45 • 1Q annualized NCOs at 21bps, increased 1bp QoQ. • In consumer - residential mortgage and home equity experienced net recoveries in 1Q. • NPLs and criticized business loans continued to improve in 1Q. • Continued improvements in key economic variables and asset quality offset by ongoing uncertainties drove a lower ACL resulting in a $36M benefit in 1Q provision expense. • Expect full-year 2022 NCOs in the 20-30bps range. 1.71% 2.44% 1.79% 1.67% ACL/Loans Day 1 1Q21 4Q21 1Q22 $83 $44 $46 37 32 33 46 12 13 0.40% 0.20% 0.21% 1Q21 4Q21 1Q22 $738 $451 $335 280% 349% 446% 1Q21 4Q21 1Q22 NPLs and ACL coverage ratio Asset quality improvement continues ($ in millions) ($ in millions) ($ in millions) Net charge-offs and ratio NPLs - excluding LHFS ACL/NPLs Consumer net charge-offs Business services net charge-offs Net charge-offs ratio (1) CECL Day 1 ratio is as of January 1, 2020. ACL to loans ratio (1)

46 Changes in Portfolio Credit Quality $1,574 $(46) $(54) $(5) $23 $1,492 Allowance for credit losses waterfall Economic/ Qualitative Net Charge- Offs 03/31/2022 • 1Q allowance decreased $82M compared to prior quarter, resulting in a $36MM credit provision. • Despite significant growth in balances during the quarter, there were offsetting factors that reduced the overall ACL including decreases in model results due to portfolio and economic factors and reduction in risk remaining from the Covid pandemic. Reductions in the ACL were tempered by inflationary concerns and the significant level of uncertainty in the current environment. QoQ highlights ($ in millions) 12/31/2021 Changes in Portfolio Balances

47 Pre-R&S period 1Q2022 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 1Q2024 Real GDP, annualized % change 1.1% 3.4% 4.8% 3.5% 3.2% 3.0% 2.5% 2.5% 2.3 % Unemployment rate 3.8% 3.5% 3.3% 3.3% 3.2% 3.1% 3.1% 3.1% 3.0 % HPI, year-over-year % change 19.0% 15.9% 11.5% 7.9% 4.1% 2.5% 2.6% 2.7% 3.0 % S&P 500 4,456 4,439 4,496 4,561 4,631 4,722 4,804 4,886 4,960 CPI, year-over-year % change 7.9% 7.6% 6.6% 5.2% 3.6% 2.4% 2.1% 2.1% 2.0 % Base R&S economic outlook (as of March 2022) • Economic forecasts represent Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Given changes in the economic outlook, management considered alternative analytics to support qualitative additions to the modeled results to reflect continued risk and uncertainty in certain portfolios, including inflation risk.

48 As of 3/31/2022 As of 12/31/2021 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $45,643 557 1.22% $43,758 $613 1.40 % CRE-OO mortgage 5,181 107 2.07% 5,287 118 2.23 % CRE-OO construction 273 8 2.83% 264 9 3.53 % Total commercial $51,097 $672 1.31% $49,309 $740 1.50 % IRE mortgage 5,557 74 1.32% 5,441 77 1.41 % IRE construction 1,607 9 0.58% 1,586 10 0.61 % Total IRE $7,164 $83 1.16% $7,027 $87 1.23 % Residential first mortgage 17,373 119 0.68% 17,512 122 0.70 % Home equity lines 3,602 75 2.08% 3,744 83 2.23 % Home equity loans 2,500 27 1.09% 2,510 28 1.13 % Consumer credit card 1,133 122 10.81% 1,184 120 10.15 % Other consumer- exit portfolios 909 61 6.74% 1,071 64 6.00 % Other consumer 5,557 333 5.99% 5,427 330 6.07 % Total consumer $31,074 $737 2.37% $31,448 $747 2.38 % Total $89,335 $1,492 1.67% $87,784 $1,574 1.79 % Allowance allocation

49 Well positioned for next downturn Proactive risk management efforts have Regions better positioned for next credit downturn Regions' Credit Portfolio Remains Highly Diversified(1) (1) Total Loan Balances as of March 31, 2022. Risk Rating Distribution Highlights Move Towards Lower Risk 25% 45% 17% 13% 31% 46% 16% 7% 37% 46% 13% 4% 1Q 2012 1Q 2017 1Q 2022 Investment Grade Solid Pass Low Pass Criticized Resi 1st Mortgage 19.3% All Other Commercial 15.9% Investor Real Estate 8.1% Home Equity & CHIPS 10.5% Govt. Education 6.8% Financial Services 6.3% CRE Unsecured 6.2% Consumer Services 6.3% Manufacturing 5.6% All Other Consumer 4.8% Business Services 5.1% Technology Services 5.1% $89.3B

2022 expectations

GENERATING Consistent Sustainable Long-term Performance

Category	FY 2022 Expectations
Total Adjusted Revenue (from adjusted 2021 of $6,412)(1)(2)(3)	Up 5.5-6.5%
Adjusted Non-Interest Expense (from adjusted 2021 of $3,698)(1)(2)	Up 3.5-4.5%
Adjusted operating leverage(1)(2)	Positive
Average Loans (from average 2021 of $84,802)(1)(2)	Up ~6%
Net charge-offs / average loans	20-30bps
Effective tax rate	21-23%

Expectations for 2Q22 & Beyond

- 2Q NII expected to grow 6-8%(3); 2022 NII growth expected to be +11-14%(3), excl. PPP +14-17%(3); expect 4Q22 NII to be ~16-18% higher than 1Q22(3).
- Expect PPP loans to reduce average loans by ~$2.4B in FY22; Expect consumer exit portfolios to reduce average loans by ~$700M in FY22.
- 2/3 of pandemic-related deposit growth has a ~70% deposit beta assumption which includes approx. $5-$10B of total deposit balance reduction in 2022 attributable to tightening monetary policy.
- Excluding PPP/cash, 2Q adjusted NIM(1) expected to increase to ~3.50%.
- Anticipated impact of announced NSF/OD policy changes will result in FY22 service charges of ~$600M and FY23 service charges of ~$575M.
- Expect 2022 capital markets to generate quarterly revenue in $90-$110M range, excl. impact of CVA/DVA; expect to be near lower end of the range in 2Q.
- Mortgage is expected to be lower in 2022, but remains a key component to fee revenue.
- Expect to maintain CET1 near the mid-point of 9.25-9.75% operating range.

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations utilize the 4/30/2022 forward interest rate curve.

REGIONS 50

Environmental, Social & Governance

ESG Governance

GENERATING Consistent Sustainable Long-term Performance

OVERSIGHT

BOARD OF DIRECTORS → ESG-related elements of the Strategic Plan, annual budget, and capital planning process

Board-Level Committees	
NCG Committee	ESG strategies, initiatives, policies, and practices, along with related voluntary disclosures and stakeholder engagement
Risk Committee	ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library
CHR Committee	Associate compensation and benefits, corporate culture, DEI practices, talent management, and succession planning
Audit Committee	Functioning of Company's internal controls and disclosure of material ESG matters
Technology Committee	Company culture and strategy related to technological and digital innovation

EXECUTION

Management-Level Committees	
Executive Leadership Team	Evaluates ESG considerations within strategic planning
ESG Leadership Council	Maintains aggregated view of ESG-related risks and opportunities and provides guidance and direction on internal initiatives; overseen by Executive Leadership Team
Disclosure Review Committee	Reviews and provides feedback on ESG-related disclosures in SEC reporting and voluntary ESG disclosures
Risk Governance Committees	Review ESG-related metrics' performance to assess adherence to risk tolerance; supervise enterprise risk assessments incorporating ESG risks

Suite of ESG Disclosures

- Annual Review & ESG Report
- TCFD Report
- GRI Content Index
- CDP Climate Change Questionnaire Response
- SASB Disclosure
- Community Engagement Report
- Workforce Demographics Report

All resources are available through our ESG Resource Center, accessible at ir.regions.com/governance

A majority of our 11 Directors have identified themselves as having **considerable** or **extensive** experience in key ESG areas:

9	Corporate Governance
11	Customer Focus and Community Engagement
8	Environmental Sustainability Practices
10	Executive Compensation and Benefits
11	Human Capital Management

REGIONS | 51

Environmental, Social & Governance

GENERATING Consistent Sustainable Long-term Performance

Highlights

Promoting financial inclusivity

- Introduced Regions Now Checking℠ to suite of Regions Now Banking® products
- Surpassed 2-year, $12 million commitment to advancing programs and initiatives that promote racial equity and economic empowerment for communities of color
- Supported customers wanting to build savings through Regions' Spend & Save Program

Pursuing environmental sustainability

- Announced new goal to reduce our gross Scope 1 and Scope 2 location-based carbon emissions by 50% by 2030
- Initiated plans to explore methodologies and approaches to evaluate our Scope 3 portfolio emissions
- Committed to advancing a sustainable finance definition and methodology

Maintaining accountability for our ESG progress

- Released first standalone TCFD Report
- Published first Workforce Demographics Report
- Enhanced transparency around compensation plans and related determinations and decisions
- Completed third-party verification for 2020 greenhouse gas inventory

Maturing our governance around ESG risks and opportunities

- Established cross-functional ESG Leadership Council overseen by Executive Leadership Team
- Further incorporated ESG elements into enterprise-wide and business-level strategic planning process
- Integrated direct references to ESG-related risks into Risk Library and risk tolerance
- Onboarded new diverse Director and transitioned to diverse Audit Committee Chair

Promoting a diverse, equitable, and inclusive work environment

- Further expanded our DEI Networks to 19 Networks in total, including a network for associates joining via acquired subsidiaries
- Implemented internal mobility strategies for associate development
- Devoted resources to identify and develop diverse talent

JUST	MSCI	SUSTAINALYTICS	State Street R-Factor ™	S&P Global
JUST 100 **2022, 2021**	AA ESG Rating	LOW ESG Risk Rating	70 Top 10% in industry	S&P 500 **ESG Index**

REGIONS

52

LIBOR Transition

Readiness & the Path Forward

GENERATING Consistent Sustainable Long-term Performance

Highlights

Dec 31, 2021

Last Day Regions Originated LIBOR loans

Daily SOFR
Term SOFR
BSBY
AMERIBOR

Alternative Rate Offerings at Regions

Moving to Next Phase of Transition

As of January 1, 2022 Regions is no longer originating LIBOR loans. Regions has taken steps both systematically and through training to ensure that no new LIBOR loans are added to the balance sheet in accordance with guidance from Federal Regulators. Focus now turns to remediation of existing LIBOR loans and derivatives. Transitioning away from LIBOR will happen in two ways:

Fallback

- After June 30, 2023 Regions will implement the fallback language in existing LIBOR contracts
- Regions has reviewed all LIBOR contracts and categorized fallback
- Federal legislation passed in March 2022 has made more loans candidates for falling back
- Regions will communicate with customers before fallback to ensure awareness of the pending changes

Amendment

- Some contracts are being amended prior to cessation to change the index
- Contracts might be amended based on fallback language requirements or on customer desire
- Regions is ensuring that amended contracts that fall within guidance are identified for tax/accounting relief for LIBOR transition

Financial Considerations & Potential Impact

- Balance Sheet/ Earnings Performance
- Accounting/Tax
- Balance Sheet Hedges/ Client Derivatives
- Loan Pricing
- Commercial/ Consumer Preference

- **Balance Sheet Hedges:** Developments on hedge accounting are being closely monitored.
- **Market Activity:** Derivatives markets are now broadly adopting SOFR as well as BSBY, though to a lesser degree.
- **Asset/Liability Management:** While Regions controls the transition of certain portions of the balance sheet (e.g., bilateral loans), others will be driven by market dynamics (e.g., debt, securities).
- **Loan Pricing:** Pricing of alternatives continues to evolve, especially SOFR Credit Spread Adjustments.

REGIONS 53

Ascentium Capital acquisition

Acquisition exceeding expectations

GENERATING Consistent Sustainable Long-term Performance

Company Overview

- Ascentium Capital was the largest independent equipment finance lender in the U.S.
- Partners with ~4,000 vendors to finance essential-use equipment for small business customers.
- Strong risk management culture and data driven framework resulting in solid credit performance throughout economic cycles.
- Provides diversification with strength across multiple industries and geographies.

Industry Diversification(1)

Ascentium focuses on portfolio growth in areas of core strength. Cross-sell of products between Ascentium & Regions customers has begun.



All Other 14%
Transportation & Warehousing 32%
Manufacturing 7%
Retail Trade 7%
Administrative, Support 8%
Healthcare 12%
Real Estate - Services, Construction 9%
Restaurant, Accommodation & Lodging 11%

Integration Updates

Acquisition closed April 1, 2020, and integration with Regions' systems, policies and people is now complete.

Deepening its integration, Ascentium Capital has filed application with the FDIC to merge its legal entities into Regions Bank.

Ascentium provided payment relief to as much as 30% of its customers at the peak of the pandemic; currently no customers remain on a relief plan.

Differentiated technology platform and processes, delivering same day credit decisions and funding.

Ascentium Financial Performance(1)

- Ascentium Capital contributed ~10% of the Corporate Banking Group's total revenue in 1Q22.
- Loan production increased 8% YoY.(2)
- Recoveries remain historically high; delinquencies and NCOs remain below pre-pandemic levels.

(1) Ascentium loan balances were ~$2.1B at 3/31/2022 (excludes HFS). (2) 1Q22 vs. 1Q21.

REGIONS 54

EnerBank acquisition

Expanding our consumer lending products and services

GENERATING **Consistent Sustainable Long-term Performance**

Regions is focused on serving as the Premier Lender to Homeowners. By adding EnerBank's suite of home improvement financing, Regions is able to expand options for homeowners throughout the company's footprint while establishing new relationships with clients served by EnerBank across the U.S.

Company Overview

- ***Announced June 8, 2021; closed October 1, 2021***
- Headquartered in Salt Lake City, UT, EnerBank originates prime and super-prime home improvement point-of-sale loans through a national network of contractors
- **A top 5 originator** in the home improvement point-of-sale space, one of the **fastest growing** segments in consumer lending
- Experienced and tenured management team with **nearly 20-year track record** operating in a regulated bank environment

Premier Lender to Homeowners

Regions has been on a multi-year journey investing in products, services and omni-channel origination capabilities central to Mortgage Lending, Mortgage Servicing and Home Equity Lending.

As a result of these investments, Regions has continued to gain share through customer growth and deepening existing relationships with over four million households.

Home improvement point-of-sale finance complements these investments, extends our suite of home-centric lending products and accelerates our vision to be the premier lender to homeowners.

Top Home Improvement Projects Financed



Pools
HVAC
Solar
Roofing & Siding
Windows & Doors

EnerBank Financial Performance

- EnerBank contributed ~6% of the Consumer Bank's total revenue in 1Q22.
- Additional ~$3B of acquired EnerBank loans included in Consumer Loans.(1)
- EnerBank loans provided an average yield of 7.2% in 1Q22.
- Charge offs were modeled through the cycle at a loss rate of ~1.50% with current results well below that level.

(1) EnerBank loans acquired at acquisition in October 2021.

REGIONS 55

Sabal Capital Partners acquisition

Continues build-out of Regions' fee-based businesses

GENERATING Consistent Sustainable Long-term Performance

Company Overview & Regions' Strategic Rationale

- Sabal Capital Partners continued to be one of the top originators of both Fannie Mae and Freddie Mac small-balance commercial real estate loans in Q1 2022.
- Sabal Capital Partners closed $282.4 million in loans in Q1 2022, with the bulk of closings being multi-family loans provided through Fannie Mae and Freddie Mac.
- Q1 2022 Loan Volume was 84 loans including 27 loans executed through Fannie Mae's Multifamily Small Loan program, 50 loans financed through Freddie Mac's Optigo Small Balance Loan Program, and 7 loans closed via Sabal's Commercial Mortgage-Backed Securities (CMBS) loan program.

Business Lines

Agency Lending(1)	Non-Agency Lending(2)	Servicing
Multi-Family Freddie Mac / Fannie Mae / FHA/HUD	CMBS: Multi-Family, Office, Industrial, Retail, Storage	~$5B UPB of servicing book; consisting over 1,700+ loans(3)

- Sabal Capital Partners continues growing its presence in CMBS loan origination, and it sold and securitized $128.49 million of CMBS loans into the BMO 2022-C1 transaction in Q1 2022.
- The CMBS team anticipates contributing loans to an additional two securitizations in 2022.
- In Q1 2022, we continued to execute our hiring plan by adding a new Small Balance Loan & Market Real Estate Production Manager, a CMBS Trader, and several other production support, underwriting, and servicing personnel. Planned future hires will be focused on Origination in both in the Conventional and Small Loan Platforms.
- Sabal is currently servicing a portfolio of over 1,700 loans and REO with an unpaid balance of ~$5 billion.
- Sabal's vertically integrated platform will provide Regions the opportunity to in-source servicing for our large-balance agency production in early 2023.

(1) Expected average holding period on the company's balance sheet ~30 days. (2) Expected average holding period on the company's balance sheet ~60 days for CMBS. (3) As of 3/1/2022.

REGIONS 56

Clearsight Advisors acquisition

Further expand Regions specialty capabilities and M&A advisory services

GENERATING Consistent Sustainable Long-term Performance

Company Overview

- Announced December 17, 2021; closed December 31, 2021.
- Clearsight Advisors is a leading-edge mergers and acquisitions firm serving clients in the technology, professional services, data & information services and digital & technology enabled services industry.
- Direct alignment with existing Technology, Media & Communications coverage efforts within Corporate Bank
- No sector overlap with BlackArch.
- Predominately focus on entrepreneur owned business which aligns will with Regions Commercial Bank.

Regions' Strategic Rationale

$75-$100M	32	35%+
Average Deal Size	*Clearsight employees*	*Revenue CAGR 2018 -2021E*

- Clearsight will further expand Regions' growing capital markets division and continue to diversify revenue.
- Broaden specialty capabilities for existing technology sector clients and reaching new clients to leverage Region's experience and resources.
- Opportunities to scale with expansion into other focus areas in Regions' Corporate Bank.

Sector Focus Areas

Technology and Related Services

- Management Consulting
- Technology Consulting
- Digital Marketing Agencies
- Professional Staffing
- Application & Enterprise Software
- Data Analytics / Intelligence
- Software-as-a-Service (Saas)
- Data-as-a-Service (DaaS)
- Data-Driven Marketing
- AI and Machine Learning
- Healthcare IT/Managed Services

REGIONS 57

58 APPENDIX

First quarter 2022 highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of first quarter results

($ amounts in millions, except per share data)	1Q22	QoQ Change	YoY Change
Net interest income	$ 1,015	(0.4)%	5.0%
Provision for (benefit from) credit losses	(36)	(132.7)%	(74.6)%
Non-interest income	584	(5.0)%	(8.9)%
Non-interest expense	933	(5.1)%	0.5%
Income before income taxes	702	29.8%	(14.6)%
Income tax expense	154	49.5%	(14.4)%
Net income	548	25.1%	(14.6)%
Preferred dividends	24	—%	(14.3)%
Net income available to common shareholders	$ 524	26.6%	(14.7)%
Diluted EPS	$ 0.55	27.9%	(12.7)%

Selected items impact

(amounts in millions, except per share data)	1Q22
Pre-tax adjusted items[1]:	
Branch consolidation, property and equipment charges	(1)
Leveraged lease termination gains	1
Total pre-tax adjusted items[1]	—
Diluted EPS impact[2]	$ —
Additional selected items[3]:	
CECL provision (in excess of) less than net charge-offs	$ 82
Capital markets income - CVA/DVA	6
MSR net hedge performance	(5)
PPP loan interest/fee income	12
GNMA re-securitization gain	12

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. These items generally include market-related measures, impacts of new accounting guidance, or event driven actions.
NM - Not Meaningful

REGIONS 59

60 Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), as well as the adjusted efficiency ratio (non-GAAP) and the adjusted fee income ratio (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non- GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non- GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

61 Non-GAAP reconciliation Core net interest income and adjusted net interest margin Quarter-ended Year-ended 3/31/2022 12/31/2021 3/31/2021 12/31/2021 12/31/2020 Net interest margin (FTE) (GAAP) 2.85% 2.83% 3.02% 2.85% 3.21 % Impact of SBA PPP loans (0.02) % (0.09) % (0.04) % (0.05) % 0.01 % Impact of excess cash 0.60% 0.60% 0.42% 0.54% 0.18 % Adjusted net interest margin (FTE) (non-GAAP) 3.43% 3.34% 3.40% 3.34% 3.40%

62 Non-GAAP reconciliation Non-interest expense Year Ended December 31 ($ amounts in millions) 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: Contribution to Regions Financial Corporation foundation (3) (10) — (60) (40) — Professional, legal and regulatory expenses (15) (7) — — — (3) Branch consolidation, property and equipment charges (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — (4) — — Loss on early extinguishment of debt (20) (22) (16) — — (14) Salary and employee benefits—severance charges (6) (31) (5) (61) (10) (21) Acquisition Expense — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING Consistent Sustainable Long-term Performance

	Quarter Ended							
($ amounts in millions)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net income available to common shareholders (GAAP)	$ 524	$ 414	$ 624	$ 748	$ 614	$ 588	$ 501	$ (237)
Preferred dividends and other (GAAP) [1]	24	24	27	42	28	28	29	23
Income tax expense (GAAP)	154	103	180	231	180	121	104	(47)
Income before income taxes (GAAP)	702	541	831	1,021	822	737	634	(261)
Provision for (benefit from) credit losses (GAAP)	(36)	110	(155)	(337)	(142)	(38)	113	882
Pre-tax pre-provision income (non-GAAP)	666	651	676	684	680	699	747	621
Other adjustments:								
Securities (gains) losses, net	—	—	(1)	(1)	(1)	—	(3)	(1)
Gain on equity investment	—	—	—	—	(3)	(6)	(44)	—
Leveraged lease termination gains, net	(1)	—	(2)	—	—	—	—	—
Bank-owned life insurance [2]	—	—	—	(18)	—	(25)	—	—
Salaries and employee benefits—severance charges	—	1	—	2	3	26	2	2
Branch consolidation, property and equipment charges	1	—	—	—	5	7	3	10
Contribution to the Regions Financial Corporation foundation	—	—	—	1	2	10	—	—
Loss on early extinguishment of debt	—	—	20	—	—	14	2	6
Professional, legal and regulatory expenses[3]	—	15	—	—	—	—	—	7
Acquisition expenses	—	—	—	—	—	—	—	1
Total other adjustments	—	16	17	(16)	6	26	(40)	25
Adjusted pre-tax pre-provision income (non-GAAP)	$ 666	$ 667	$ 693	$ 668	$ 686	$ 725	$ 707	$ 646

NM - Not Meaningful

REGIONS 63

Non-GAAP reconciliation

NII, non-interest income/expense, operating leverage and efficiency ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended								
		3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	1Q22 vs. 4Q21		1Q22 vs. 1Q21	
Non-interest expense (GAAP)	A	$ 933	$ 983	$ 938	$ 898	$ 928	$ (50)	(5.1)%	$ 5	0.5 %
Adjustments:										
Contribution to the Regions Financial Corporation foundation		—	—	—	(1)	(2)	—	NM	2	100.0
Branch consolidation, property and equipment charges		(1)	—	—	—	(5)	(1)	NM	4	80.0 %
Salary and employee benefits—severance charges		—	(1)	—	(2)	(3)	1	100.0 %	3	100.0 %
Loss on early extinguishment of debt		—	—	(20)	—	—	—	NM	—	NM
Professional, legal and regulatory expenses		—	(15)	—	—	—	15	100.0 %	—	NM
Adjusted non-interest expense (non-GAAP)	B	$ 932	$ 967	$ 918	$ 895	$ 918	$ (35)	(3.6)%	$ 14	1.5 %
Net interest income (GAAP)	C	$ 1,015	$ 1,019	$ 965	$ 963	$ 967	$ (4)	(0.4)%	48	5.0 %
Taxable-equivalent adjustment		11	10	11	12	11	1	10.0 %	—	NM
Net interest income, taxable-equivalent basis	D	$ 1,026	$ 1,029	$ 976	$ 975	$ 978	$ (3)	(0.3)%	$ 48	4.9 %
Non-interest income (GAAP)	E	584	615	649	619	641	(31)	(5.0)%	(57)	(8.9)%
Adjustments:										
Securities (gains) losses, net		—	—	(1)	(1)	(1)	—	NM	1	100.0 %
Gains on equity investment		—	—	—	—	(3)	—	NM	3	100.0 %
Leveraged lease termination gains		(1)	—	(2)	—	—	(1)	NM	(1)	NM
Bank-owned life insurance		—	—	—	(18)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$ 583	$ 615	$ 646	$ 600	$ 637	$ (32)	(5.20)%	$ (54)	(8.5)%
Total revenue	C+E=G	$ 1,599	$ 1,634	$ 1,614	$ 1,582	$ 1,608	$ (35)	(2.1)%	$ (9)	(0.6)%
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,598	$ 1,634	$ 1,611	$ 1,563	$ 1,604	$ (36)	(2.2)%	$ (6)	(0.4)%
Total revenue, taxable-equivalent basis	D+E=I	$ 1,610	$ 1,644	$ 1,625	$ 1,594	$ 1,619	$ (34)	(2.1)%	$ (9)	(0.6)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,609	$ 1,644	$ 1,622	$ 1,575	$ 1,615	$ (35)	(2.1)%	$ (6)	(0.4)%
Operating leverage ratio (GAAP)	I-A									(1.1)%
Adjusted operating leverage ratio (non-GAAP)	J-B									(1.9)%
Efficiency ratio (GAAP)	A/I	57.9 %	59.8 %	57.7 %	56.4 %	57.3 %				
Adjusted efficiency ratio (non-GAAP)	B/J	57.9 %	58.8 %	56.6 %	56.9 %	56.8 %				
Fee income ratio (GAAP)	E/I	36.3 %	37.4 %	40.0 %	38.8 %	39.6 %				
Adjusted fee income ratio (non-GAAP)	F/J	36.2 %	37.4 %	39.8 %	38.1 %	39.4 %				

NM - Not Meaningful

REGIONS 64

65 Non-GAAP reconciliation Return on average tangible common shareholders' equity Quarter Ended Year Ended ($ amounts in millions) 3/31/2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 524 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity $ 17,717 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 6,043 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (100) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 10,115 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity *(1) A/B 21.00% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96% *Annualized (1) Amounts have been calculated using whole dollar values.

66 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 Non-interest income (GAAP) $ 2,524 $ 2,393 $ 2,116 $ 2,019 $ 1,962 $ 2,011 $ 1,937 $ 1,785 $ 2,096 $ 2,201 $ 2,226 Security (gains) losses, net (3) (4) 28 (1) (19) (6) (29) (27) (26) (48) (112) Bank Owned Life Insurance - Adusted Items (18) (25) — — — — — — — — — Leverage Lease Terminations Inc (2) (2) (1) (8) (1) (8) (8) (10) (39) (14) (8) Loss on sale of mortgage loans — — — — — — — — — — 3 Gain on sale of other assets — — — — — — — — (24) — — Gain on sale of affordable housing residential mortgage loans — — (8) — (5) (5) — — — — — Gains on equity investment (3) (50) — — — — — — — — — Insurance proceeds — — — — — (50) (91) — — — — Adjusted non-interest income (non- GAAP) $ 2,498 $ 2,312 $ 2,135 $ 2,010 $ 1,937 $ 1,942 $ 1,809 $ 1,748 $ 2,007 $ 2,139 $ 2,109

67 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-looking statements

68 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal, and Clearsight, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. Forward-looking statements (continued)

69 • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover and exclusive forum laws and provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021 and the “Risk Factors” of Regions’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including the impact of additional variants and resurgences), the effectiveness, availability and acceptance of any vaccines or therapies, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

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